Exhibit 10.13

THIS CONVERTIbLE PROMISSORY NOTE AND LOAN AGREEMENT AND THE SHARES ISSUABLE UPON CONVERSION HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

entera bio ltd.

fORM OF Convertible Promissory NOTE and Loan agreement

(THE “NOTE”)

$[___]	Issue Date: June 14, 2016

This Convertible Promissory Note and Loan Agreement is made and entered into as of June 14, 2016 by and between Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), and [___________________] (the “Lender”), and is one of a series of Convertible Promissory Note and Loan Agreements entered into as of the date hereof by the Company and the other parties thereto (such other parties together with the Lender, the “Lender Group”), totaling an aggregate amount of $5.5 million (and together with the Corundum Note an aggregate amount of $6.5 million). Commencing from the date of the Closing and until 90 days from the date of the Closing, the Company may raise an additional amount of up to 0.5 million, in one or more additional closing(s), under the terms of this Convertible Promissory Note from certain lenders, as shall be determined at the sole discretion of the Board.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                  The Loan. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Lender shall lend (the “Loan”) to the Company the aggregate principal amount of [___] (the “Principal Amount”). Subject to the fulfillment or waiver of the conditions set forth in Section 10 hereof, the closing of the Loan (“Closing”) shall take place simultaneously upon the execution and delivery by the Lender and the Company of this Note. The Lender shall pay the Principal Amount to the Company, by wire transfer to the Company’s bank account designated by the Company to the Lender. The Principal Amount together with all accrued interest (together, the “Loan Obligations”) shall be pari passu to all principal and other amounts outstanding under those certain (i) Convertible Financing Agreements entered into by the Company with the other parties thereto (cumulatively, the “Convertible Financing Agreements”) in the  total principal amounts of $1.15 million as described in Note 7 to the Company’s financial statements for the fiscal year ended December 31, 2014, (ii) Convertible Promissory Note and Loan Agreement entered into by the Company with the other parties thereto in the total principal amounts of $2.005 million dated August 5, 2015 (the “Original Convertible Notes”) and (iii) the Convertible Promissory Note and Loan Agreements entered into by the Company and Corundum Open Innovation Fund, L.P. (“Corundum”), dated as of the date hereof (the “Corundum Note”, and together with the Convertible Financing Agreements and the Original Convertible Notes, the “Prior Notes”).

At the execution of this Agreement, the Company shall deliver to the Lender (i)

(i)   a copy of the resolution of the Company’s board of directors (“Board”), duly approving this Agreement, the Warrant and all the transactions contemplated hereby; (ii) a copy of the resolution of the shareholders of the Company (x) duly approving the transactions contemplated hereby; (y) amending Article 38(i) of the Fourth Amended Articles of Association such that the Board will include one additional director to be nominated by Pontifax, on behalf of the Lender Group as long as the Loan Obligations have not been converted or repaid in full pursuant to the terms of this Note, provided that following the conversion of this Note into equity securities of the Company in accordance with the terms of this Note, the Lender Group shall be entitled to appoint one director for so long as it holds one percent (1%) or more of the issued and outstanding share capital of the Company on a fully-diluted and as-converted basis. The abovementioned right to appoint a director shall terminate immediately prior to and subject to the closing of the IPO by the Company. In the event of any 30 day uncured default of payment by the Company under the terms of this Note or any of the Prior Notes, then the holders of a majority of principal amounts of the Lender Group shall be entitled to nominate, upon written notice to the Company, that number of Board members to the Board of Directors of the Company determined by multiplying the total number of Board members by a fraction, the numerator of which shall be the aggregate principal amount of the Lender Group Notes then outstanding and the denominator of which shall equal the aggregate principal amount of the Lender Group then outstanding plus the principal amount of the Prior Notes then outstanding; (iii) confirmation by the Company’s CEO that the Company has executed (a) identical convertible promissory notes (including this Note) with the Lender Group in the aggregate amount equal to $5.5 million or more, and (b) the Corundum Note with Corundum in the aggregate amount of 1.0 million; and (iv) establishment of an escrow account to be used for the repayment in full of the outstanding principal amount plus any interest owed at maturity under the Original Convertible Notes (the “Escrowed Funds”). The Company may convert any or the entire outstanding amounts under the Original Convertible Notes (which for the avoidance of doubt, shall include the interest accrued thereon as of such time) into the Lender Group Notes at the Closing or for a period of 15 days following the Closing and the amount of Escrowed Funds will be reduced by the amount of such Original Convertible Notes that convert into Lender Group Notes with such reduced amount released to the Company for general corporate purpose use.

2.                Interest. Interest shall accrue on the Principal Amount from the Issue Date through the Maturity Date at the rate of five percent (5%) per annum. Interest shall be calculated on the basis of the actual number of days elapsed over a 365-day year. The Loan shall be subject to the היתר עסקה publicized on http://www.keter.org.il/.

3.                Maturity Date. Unless earlier converted pursuant to Sections 4 or 5 below, the Loan Obligations shall be due and payable in full on December 14, 2017 (“Maturity Date”), provided, however, that upon the earlier to occur of (i) maturity of the Original Convertible Notes where the Company is using any of the Company’s funds in excess of the Escrowed Funds for the payment of principal and interest on the Original Convertible Notes; or (ii) acceleration of any of the Original Convertible Notes including as a result of the occurrence of an event of default pursuant to their terms or trigger of an “Insolvency Event” (as defined below), the Loan Obligations shall become immediately due and payable in full and shall be pari passu to all principal and other amounts outstanding under the Convertible Financing Agreements, the Original Convertible Notes and the Corundum Note.

4.      Conversion. (a) The Loan Obligations shall be converted as described in Sections 4(i) or 4(ii) below.

(i)	Conversion upon Triggering Event. The Note shall be automatically converted, with no further action required on the part of the Lender, immediately prior to the consummation of:

(1)	a Qualified Financing or a QIPO (each as defined below) occurring prior to the Maturity Date into that type (or types) and number of (i) equity securities of the most senior class and/or (ii) securities convertible into equity securities issued by the Company or sold by the shareholders of the Company in the Triggering Event (the “Applicable Securities”) (including any warrants or other securities convertible into Applicable Securities) equal to the Loan Obligations divided by the lesser of (i) in the case of a Triggering Event - the applicable price per share in the Triggering Event or in the case of a Voluntary Conversion - the applicable price per share in the Voluntary Conversion (as applicable for the conversion of the Loan Obligations in the event of a Voluntary Conversion in accordance with section 4(ii) below) multiplied by 0.75 (the “Discount”) or (ii) the price per share of such securities calculated at a valuation of the Company that on a fully diluted basis is equal to $65.0 million (the lower of the two referred to herein as the “Adjusted Valuation”); or

(2)	a Change of Control (as defined below) occurring prior to the Maturity Date into the same type and amount of consideration that would be received upon the consummation of such Change of Control (or upon the distribution of the proceeds of such Change of Control that is an asset transaction) by a holder of Applicable Securities, had the Loan Obligations been converted into Applicable Securities immediately prior to the Change of Control at the Adjusted Valuation.

For purposes of this Note: "Triggering Event" means the consummation of the first to occur of a Change of Control, Qualified Financing or QIPO, occurring following the date of this Note;

“Change of Control” means any (i) acquisition of the Company by another person or group of persons by means of any transaction or series of related transactions (including, without limitation, any share acquisition, reorganization, merger or consolidation), other than a transaction or series of transactions in which the holders of the voting shares of the Company outstanding immediately prior to such transaction continue to retain (either by such voting shares remaining outstanding or by such voting shares being converted into voting shares of the surviving entity), as a result of shares in the Company held by such holders prior to such transactions, in substantially the same proportions, at least fifty percent (50%) of the total voting power represented by the voting shares of the Company or such surviving entity outstanding immediately after such transaction or series of transactions, or (ii) sale, lease or other conveyance of all or substantially all of the assets of the Company other than to a company in which the holders of the shares hold, in substantially the same proportions, at least fifty percent (50%) of the total voting power represented by the voting shares of the Company;

“Qualified Financing” means a private placement or series of private placements (under the same terms and provided all such placements occur within a six month period) of equity securities of the Company, or securities convertible into equity securities of the Company, in an aggregate amount of no less than $10.0 million not including issuances of securities, the conversion of securities, or private placements, in any such case pursuant to agreements in effect on the date hereof; and

(3) “QIPO” means the initial underwritten public offering on a firm commitment basis pursuant to a registration statement filed with the Securities and Exchange Commission under the Act pursuant to which the Company’s Ordinary Shares shall be listed for trading on the NASDAQ or AMEX and in which the aggregate proceeds (before deduction of underwriters’ discounts and commissions) equals or exceeds $20.0 million.

(ii)   Voluntary Conversion

Notwithstanding any other provision of this Note, at any time following the date hereof until such time as the then-outstanding Loan Obligations have been paid by the Company in full (including at any time after 30 days following the failure to make all payments of principal and interest at the Maturity Date as part of the investment round contemplated below), the Lender has the right, in its sole discretion, but not the obligation, to choose to convert the Loan Obligations into the most senior class of securities of the Company to be issued as part of an investment or series of investments of between $4 million and $10 million (including the right to acquire any convertible securities that were acquired by the holders of such securities upon acquisition of such securities) with identical rights and preferences, at a conversion price per share equal to the price per share of such securities calculated assuming a valuation of the Company (on a fully diluted basis) equal to the Adjusted Valuation (such conversion, the “Voluntary Conversion”).

(b)   Investors Rights Agreement. Upon conversion of the Note, the Lender shall execute a joinder to the Amended and Restated Investors' Rights Agreement among the Company and the other parties thereto, as the same may be amended from time to time, as though an original party thereto and shall be bound by all of the terms and conditions thereof, including but not limited to Section 2.10 (Lock-Up) thereof.

(c)   Mechanics. The person or persons in whose name(s) any certificate(s) representing all shares of the Company issued or acquired upon conversion of this Note

(collectively, the “Securities”) shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Securities represented thereby (and such Securities shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Note is converted, and certificates for such Securities shall be delivered to the Lender as soon as possible and in any event within thirty (30) days after such conversion.

(d)   No Fractional Shares. No fractional shares will be issued in connection with any conversion hereunder, but in lieu of such fractional shares the Company shall round up or down to the nearest whole number of shares (in the event any such fraction is equal to one-half (1/2), the Company shall round up to the nearest whole number) and issue such whole number of shares.

(e)   The Securities shall be of the same class or series and shall have the same applicable rights and preferences as the most senior class of shares issued by the Company to the investors in the Triggering Event or acquired by the Lender upon Voluntary Conversion, as applicable (“Senior

Shares”), including without limitation, liquidation preference, anti-dilution protection, registration rights, preemptive rights, right of first refusal, voting and other rights, pro-rata to the respective amounts of investment but excluding veto rights, and in the event of a conversion pursuant to Section 4(a)(i) above (provided such rights shall not be deemed to include the warrants issued by the Company prior to the date hereof or any veto rights of Centillion Fund, Inc.) Lender shall otherwise be deemed an investor in such event in which the applicable Senior Shares were issued, for all purposes pro-rata as adjusted for the Discount to the respective amounts of investment (including with respect to any other securities, warrants or other rights issued or provided to such investors). Notwithstanding anything herein to the contrary, the Original Issue Price (as such term is defined in the Company’s Fourth Amended and Restated Articles of Association, as amended and as the same may be amended from time to time (the “Articles”)) for each of the shares issued and converted pursuant to this Section 4 shall be equal to the price per share paid hereunder by the Lender for such shares.

(f)    Notice. Without limiting any other rights the Lender may have under this Agreement, for as long as any part of the Loan remains outstanding, the Company shall deliver prior written notice to the Lender of any contemplated Triggering Event or any financing of the Company, as promptly as possible, but in any event at least ten (10) days prior to the closing of such transaction, specifying the terms and conditions of such transaction (“Transaction Notice”).

(g)   In the event that on or prior to the Maturity Date or the date of conversion pursuant to this Section 4, the Company shall grant any lender preferential rights, then this Note shall be automatically amended to include such preferential rights.

5.                  No Prepayment. Upon the written consent of Pontifax (Israel) IV Fund L.P.; Pontifax (Cayman) IV Fund L.P.; and Pontifax (China) Fund L.P. (collectively, “Pontifax”) and the Company, the Company shall be entitled to prepay the Loan Obligations prior to the earlier of (i) the conversion of the Note pursuant to Section 4 above; or (ii) the Maturity Date.

6.                  Default. Subject to Section 3 above, in the event that any of the events specified in this Section 6 (each an “Event of Default”) shall occur prior to the conversion of this Note or the repayment of the Principal Amount and all accrued interest, all Loan Obligations shall become immediately due and payable prior, and the Loan Obligations shall be pari passu to any other payments, debts or distributions due from the Company under the Prior Notes:

(a)    The Company shall fail to perform any material obligation or undertaking of the Company under this Note and such failure shall continue to uncured for a period of ten (10) business days following receipt of notice from the Lender; or

(b)   (i) The Company files a petition for voluntary dissolution or seeking any reorganization (excluding the Reincorporation, as such term is defined below), arrangement, composition or any other similar relief under any law regarding insolvency or relief of debtors,

(ii)   any involuntary liquidation or dissolution proceedings or acts of bankruptcy are instituted against the Company, and such actions are not stayed, enjoined, or discharged within sixty (60) days from their commencement, (iii) a receiver, trustee, or similar officer is appointed for the business or a significant part of the property of the Company, and such appointments are not stayed, enjoined, or discharged within sixty (60) days from their commencement, (iv) the Company makes a general assignment for the benefit of its creditors, (v) the Company adopts a resolution for discontinuance of its business or for its liquidation, dissolution or winding-up, or (vi) the Company admits in writing that it is generally unable to pay its debts as they become due (any of (i) through (vi) above, an “Insolvency Event”).

Immediately upon the occurrence of any such Event of Default, the Company shall notify the Lender of such Event of Default setting forth the details of such Event of Default.

7.                  Warrant; Right to Purchase Additional Shares of the Company. Upon execution of this Note, the Company shall issue to the Lender a warrant to purchase shares of the Company, on the terms and conditions set forth in the warrant agreement in the form attached hereto as Schedule A (the “Warrant”). In addition, the Lender shall be entitled to invest up to $[___] in the next share issuance by the Company (provided that the Company and the Lender may mutually agree on a greater amount).

8.                  Representations and Warranties of the Company. The Company represents and warrants to the Lender that:

(b)   Organization. The Company is duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as presently proposed to be conducted and the Company is not in material default under any permit to do business. The Company has all requisite power and authority to execute and deliver this Note and to consummate the transactions and perform its obligations contemplated hereby.

(c)    Authority. The authorization, execution, delivery and performance by the Company of this Note and the Warrant and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

(d)   Enforceability. The Note and the Warrant have been duly executed and delivered by the Company and, assuming the execution and delivery of this Note and the Warrant by the Lender, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(e)   Non-Contravention. The Company is not in violation or default of any term of the Articles, of any provision of any mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound or to its knowledge of any judgment, decree, order or writ. The execution and delivery by the Company of this Note and the Warrant and the performance and consummation of the transactions contemplated hereby do not and will not (i) violate the Articles or any material judgment, order, writ, decree, law, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it or any of its property is bound; or (iii) result in the creation or imposition of any Lien (as defined herein) upon any material property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its material assets or properties. “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom.

(f)    Approvals. No consent, approval, order, license, permit, action by, or authorization of, or designation or declaration with any governmental authority or other person (including, without limitation, the shareholders of any person) is required in connection with the execution and delivery of this Note and the Warrant executed by the Company and the performance and consummation of the transactions contemplated hereby (including the issuance of Securities upon conversion of the Loan Obligations and/or upon execution of the Warrant, other than the execution by the Lender of the undertaking to the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor, If required according to the provisions of the Israeli Encouragement of Research and Development in Industry Law 5744-1984).

(g)   Shares. The registered and authorized share capital of the Company as of the Issue Date is one million (1,000,000) Ordinary Shares and twenty-five thousand (25,000) Series A Preferred Shares. Schedule 8(g)-1 contains a true and correct description of the identity of each holder of shares and other securities of the Company, including the number of such shares and securities held thereby, the “Capitalization Table”). Except as set forth in the Capitalization Table and except as set forth on Schedule 8(g)-2 attached hereto, there are no other share capital, outstanding preemptive rights, convertible securities, warrants, options or other rights to subscribe for, purchase or acquire from the Company (or to the knowledge of the Company, from any shareholder of the Company) any share capital of the Company, and there are no contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any share capital of the Company or under which the Company is obligated to issue, sell, transfer or otherwise cause to be issued, sold, transferred or otherwise any of the Company's securities. All issued and outstanding share capital of the Company has been duly authorized in compliance with all applicable laws, and is validly issued and outstanding and fully paid and nonassessable.

(h)   Litigation. There is no action, proceeding, claim, or (to the knowledge of the Company) governmental inquiry or investigation pending or threatened against the Company or any of its officers, directors, or employees (in their capacity as such), or against any of the Company's properties and to the Company’s knowledge there is no basis for any such claim. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

(i)     Financial Statements. The Company’s audited financial statements as of December 31, 2014 and audited financial reports as of December 31, 2015 are attached hereto as Schedule 8(o) (together, the “Financial Statements”). The Financial Statements have been prepared in accordance with International Financial Reporting Standards (IFRS) applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the Company’s financial condition for the periods indicated. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2015 (including, but not limited to, the Corundum Note, (ii) obligations under contracts and commitments incurred in the ordinary course of business, (iii) liabilities and obligations of a type or nature not required under IFRS to be reflected in the Financial Statements, or (iv) as set forth in Schedule 8(o)(2).

(j) Taxes. As of the date hereof the Company has no outstanding liability for taxes, except for taxes the payment of which is not yet due or for which the Company has made adequate and sufficient provisions in its financial statements.

(k) Intellectual Property.

i.	Except as set forth on Schedule 8(k), the Company is the sole owner of the entire right, title and interest in and to, and has developed, or has obtained the right to use, free and clear of all Third Party Rights, all Intellectual Property (as defined below), used in the conduct of its business as now conducted and as currently proposed to be conducted, without (to the knowledge of the Company) infringing upon or violating any third party right of others. Schedule 8(k) lists the patents and provisional patents owned or used by the Company in its business as currently conducted and all patent applications filed by the Company. To the Company’s best knowledge, there are no claims or demands pending by any other person pertaining to any of such Intellectual Property nor is there a claim or demand threatened, and no proceedings have been instituted or threatened which challenge the rights of the Company with respect to such Intellectual Property and the Company does not believe there is any reasonable basis for such claim.

ii.	Each of the Company’s current and former employees, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property or who have knowledge of or access to information about the Intellectual Property, has entered into a written agreement with the Company, assigning to the Company all rights in intellectual property developed in the course of their employment by or consultancy to the Company.

iii.	The Company has not violated or by conducting its business as conducted or currently proposed to be conducted, would not violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and (to the knowledge of the Company) no person or entity is engaging in any activity that infringes or violates the Company’s Intellectual Property. No action, suit, proceeding, hearing, investigation (to the Company’s knowledge), charge, complaint, or demand is pending which challenges the legality, validity, enforceability, use, or ownership of any of the Intellectual Property and the Company was not served with any written notice relating to the intention of any party to commence such actions.

iv.	As used in this Note, the term “Intellectual Property” shall mean (1) inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know-how and other confidential or proprietary information and materials; (2) trademarks and service marks (whether or not registered), applications for trademarks and service marks, trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith;

(3)   documentation, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by copyright; (4) source code, object code, data and operating files, user manuals, documentation, flow charts, algorithms, compilers, development tools, maintenance records and other materials related to computer programs; (5) internet web-sites and domain names; and (6) all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual

Property set forth in clauses (1) through (5) in any country of the world, including, without limitation, all letters patent, patent applications, provisional patents, design patents, PCT filings and other rights to inventions or designs, all registered and unregistered copyrights in both published and unpublished works, trade secret rights, mask works, moral rights or other literary property or authors rights, rights regarding trademarks and other proprietary indicia, and all applications, registrations, issuances, divisions, continuations, renewals, reinsurances and extensions of the foregoing.

(l) Full Disclosure. Neither this Agreement nor any certificate or document made, delivered or made available by the Company in connection herewith (including, without limitation, all such documents made available in the data room made available by the Company to the Lender Group in connection herewith located at

https://www.dropbox.com/sh/9fxi459ipewbi2x/AABkFc06xiUxKStLptLvB1yCa7dH0 and https://www.dropbox.com/sh/qx3wk6uhu0m25d8/AACfKSxsl1ZvKi9WQJbtuc1ha7dH0) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. The Lender has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Section.

9.      Representations and Warranties of the Lender.

By the acceptance of this Note, the Lender represents and warrants to the Company that:

(a)   The Lender is acquiring this Note and the Warrant for Lender’s own account for investment and not with a view to or for sale in connection with any distribution, and all Securities will also be acquired for Lender’s own account, for investment and not with a view to, or for sale in connection with any distribution.

(b)   The Lender was contacted directly by the Company and/or its representatives regarding engaging in the transactions contemplated by this Note and the Warrant or a similar financing transaction with the Company, and was not initially notified about the Company or a potential transaction with the Company via any public announcement or publication regarding an intended public offering of the Company's securities.

(c)   The Lender understands that the Securities and the Warrant may not be sold, transferred, assigned, pledged, or otherwise disposed of unless the Securities or the Warrant (as applicable) are registered under the Act, and all applicable state securities laws or unless exemptions from such registration requirements are available.

(d)   The Lender is an experienced investor in securities of companies in an early development stage and acknowledges that it is able to fend for itself, can bear the economic risks of such investment (including the complete loss thereof) and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment. The Lender has been afforded the opportunity to ask questions to officers or other representatives of the Company concerning the business of the Company, and it has reviewed and inspected all of the data and information provided to it by the Company in connection with this Note. The Lender is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act and/or (ii) a non-“U.S. person” within the meaning of Rule 902(k) promulgated under the Securities Act (and the Lender is not engaging in the transactions hereunder for the account or benefit of a U.S. Person) and at the time of the offer and sale of the Note and the Warrant the Lender was not located in the United States.

(e)   The Lender understands that any permitted successor holder or transferee of the Securities will be required to provide to the Company the representations and warranties contained in this Section 9.

(f)    The Lender understands that the Securities and the Warrant have not been, and will not be, registered under the Act, or any state securities law, based on an exemption or exemptions provided thereunder, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Lender’s representations as expressed herein, and will be “restricted securities” within the meaning of Rule 144 promulgated under the Act; and that all stock certificates representing Securities may have affixed thereto a legend substantially in the following form.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

10.             Conditions to the Parties’ Obligations. The obligations of the Lender and the Company under this Agreement are subject to the fulfillment of each of the following conditions, at or before the Closing, unless otherwise waived by the parties hereto, as applicable:

(a)   Waivers of Pre-emptive Rights. Any pre-emptive or other participation rights of any person other than the Lender to participate in the lending of such Lender's Loan and in the issuances of the Company’s Securities upon conversion of the Principal Amount and accrued interest and in the issuance of the Company's Securities upon execution of the Warrant, as may exist pursuant to the Articles or any other agreements between the Company and its shareholders, shall have been properly waived.

(b)   Corporate Approvals. The board of directors of the Company shall have approved this Agreement, the Warrants and all the transactions contemplated hereby

(c)    Warrant. The executed Warrant shall have been delivered to the Lender.

11.             Covenants of the Company. The Company hereby covenants to the Lender that, promptly following the Closing and subject to all applicable law and receipt of all necessary approvals and consents, it shall use its reasonable efforts to reincorporate within a jurisdiction in the United States (the “Reincorporation”), which such reincorporation may be effected pursuant to a merger of the Company with an affiliated entity of the Company that is incorporated in the United States following which such affiliated entity would hold all the outstanding shares of the Company, and the Lender agrees to exchange this Note and the Warrant being issued in connection herewith for a note and warrant to be issued on substantially the same terms and conditions hereof and thereof to be issued by the U.S. entity following the Reincorporation.

12.             Restrictions on Transfer. This Note and the obligations under this Note may not be assigned by the Company without the prior written consent of the Lender. By acceptance of this Note, the Lender hereby agrees that (i) until the consummation of the IPO, the Lender will not sell, offer for sale, pledge, hypothecate or otherwise transfer “Transfer”) this Note or the Securities except in accordance with the Articles and (ii) upon and following the consummation of an IPO, absent an effective registration statement filed with the Securities and Exchange Commission under the Act covering the disposition or sale of this Note or the Securities, as the case may be, and registration or qualification under applicable state securities laws, the Lender will not Transfer any or all of this Note or the Securities, as the case may be, unless such Transfer is exempt from the registration requirements of the Act and any applicable state securities laws, and in such event the Company may reasonably require an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such transfer except in accordance with the Articles.

13.            Shares Fully Paid; Reservation of Securities. All Securities that may be issued upon the conversion of this Note and upon conversion of the Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issuance thereof. Upon any event in which Securities are issued to the Lender (under this Note and/or under the Warrant), the Company will have authorized and reserved for the purpose of the issue upon conversion of this Note and/or the Warrant, as applicable, a sufficient number of Securities to provide for the conversion of this Note and Warrant and, in the event that the Applicable Securities are convertible preferred shares, a sufficient number of Ordinary Shares of the Company to provide for the conversion of the Applicable Securities into Ordinary Shares of the Company.

14.            Taxes; Withholding. Any taxes, fees, levies, duties, surcharges or withholdings of any nature imposed by any governmental authority or third party owed on the interest or the Discount shall be the sole liability and responsibility of the Lender. Notwithstanding the foregoing, any payment by the Company of interest hereunder shall be subject to applicable withholding tax, which shall be withheld and deducted by the Company unless the Company is provided with a certificate evidencing any valid exemption from such deduction or withholding. Any value added tax to be paid by the Company in connection with the transactions hereunder (including but not limited to payment of any interest due hereunder) shall be paid by the Company upon receipt of a valid value added tax invoice.

15.             Designation of Observer.

The holder of the then-largest amount of outstanding principal and accrued but unpaid interest among the Original Convertible Notes, the Corundum Note and the Lender Group shall have the right to designate, dismiss and replace one (1) representative (the “Observer”), who (subject to the Observer entering into a confidentiality and non-compete undertaking with the Company) shall be entitled to attend all meetings of the Board in a non-voting observer capacity, to receive notice of such meetings and to receive any and all documentation, information and/or other materials provided to the members of the Board and in addition the Observer shall be entitled to request and receive from the Company any documentation, information and/or other materials that any of the members of the Board is or may be entitled to receive from the Company. Any materials furnished to the Observer and the discussions and presentations in connection with or at any meeting shall be considered confidential information and the Observer will keep such materials and discussions confidential and will not disclose or divulge such materials and discussions to any third party. Notwithstanding the above, the Company shall not be obligated to provide access to any information or meeting of the Board that will impair attorney-client privileges between the Company and its counsel, or which constitutes a conflict of interest, such determination made reasonably by the Board, acting in good faith.

16.            Expenses. Each of the Company and the Lender Group shall pay all costs and expenses that it incurs with respect to the negotiation, due diligence investigation, execution, delivery and performance of this Note; provided that upon the consummation of the Closing, the Company shall bear all legal and accounting fees and other expenses (e.g. costs of due diligence) incurred by the Lender Group in connection with the transactions contemplated by this Note, in the amount of up to US$ 18,000 plus V.A.T. Pontifax may deduct such amount from the Loan Amount transferred by it at the Closing.

17.              Miscellaneous.

a.     Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Lender or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, overnight courier or facsimile (with return receipt requested) or delivered personally to the Lender at its address as shown on the signature page hereto or to the Company at the address indicated therefor on the signature page of this Note.

b.    Governing Law; Jurisdiction. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted solely in accordance with the laws of the State of Israel, without giving effect to its conflict of laws principles. Any dispute arising under or in relation to this Note shall be resolved exclusively by the competent courts of Tel-Aviv Jaffa and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

c.     Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding on and inure to the benefit of the Company, the Lender, and their respective permitted successors, assigns, heirs and beneficiaries. Without limiting the foregoing, any successor, assign, heir or beneficiary of a Lender shall be subject to the terms of this Note, including the limitations on transfer and the representations contained in this Note.

d.    Amendments and Waivers; Delays or Omissions. Any term of this Note may be amended only by an instrument in writing executed by the Company and Pontifax on behalf of the Lender Group. The compliance with any provision or condition of this Note, and any breach or default thereof, may be waived only with the written consent of the Company or the Lender. Any waiver on the part of any party of any provision, condition, breach or default under this Note shall be effective only to the extent specifically set forth in such writing. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default under this Note shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of any subsequent breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other prior or subsequent breach or default.

e.     Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the remainder of this Note shall be enforceable in accordance with its terms.

f.     Entire Agreement. This Note constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

g.     Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile signatures shall be binding as original signatures.

[Signature page follows]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written.

ENTERA BIO LTD.

By:
Name:
Title:

Entera Bio Ltd. Jerusalem Bio Park PO Box 12117 Jerusalem 91220 Fax no.: +972.2. 532.7151 Attn: Dr. Phillip Schwartz

[Company signature page to Convertible Promissory Note and Loan Agreement]

Accepted and Agreed to by:

[Address]

[Lender’s signature page to Convertible Promissory Note and Loan Agreement]

Schedule of Lenders to the Convertible Promissory Note and Loan Agreement
dated as of June 14, 2016

Lender	Principal Amount ($)
Ari Bernstein	15,000.00
Ari Bernstein	25,806.50
Arik Kaufman	25,806.50
BellCo Capital, LLC	150,000.00
Bonderman Family Limited Partnership	1,000,000.00
Corundum Open Innovation Fund, L.P.	1,000,000.00
Daniel Kaufthal	100,000.00
David Tenan (Trustee)	300,000.00
Eton Street Holdings, LLC	150,000.00
Gerald Lieberman	51,613.01
Gerald Lieberman	50,000.00
Greg Kiernan	300,000.00
Ilan Kaufthal	250,000.00
Joshua Kazam (Trustee)	300,000.00
Kenneth Abramowitz	51,012.00
Luke M. Beshar	50,000.00
Mainfield Enterprises Inc.	774,195.21
Menachem Raphael	600,000.00
Pontifax (Cayman) IV Fund L.P.	720,350.67
Pontifax (China) IV Fund L.P.	800,000.00
Pontifax (Israel)	1,479,649.33
Roger J. Garceau	25,000.00
Seaview Trust	150,000.00
Victor Tshuva	25,806.50
White Car Group Ltd.	103,226.03